Exhibit 99.1

Investor / Media contact:
Traci Bolte
513.397.1195
traci.bolte@cinbell.com

Cincinnati Bell Inc. Reports Year-Over-Year Growth in Second Quarter of 2007
Solid second quarter performance led by Wireless service revenue growth of 13 percent and a 129 percent increase in Wireless operating income

CINCINNATI– August 2, 2007 – Cincinnati Bell Inc. (NYSE:CBB) today reported results for the second quarter of 2007 including revenue of $329 million, up 2 percent year-over-year, and operating income of $81 million.  Net income was $24 million, or 8 cents per diluted share compared to $24 million or 9 cents per diluted share in the second quarter of 2006.  Excluding special items, net income and earnings per share increased 7 percent and 6 percent, respectively.  Adjusted earnings before interest, taxes, depreciation and amortization2 (EBITDA) equaled $118 million, up $2 million, or 2 percent from a year ago.
“By focusing on consistent execution of our strategy, Cincinnati Bell achieved year-over-year and sequential revenue increases in our key growth areas of Wireless, DSL and Data Center and Managed Services.  This led to the company’s EBITDA growth in the quarter,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell Inc.  “In addition, we once again maintained our competitive edge in the market with the launch of our converged wireless and Wireless Internet (WiFi) service known as CB Home Run.”

Second Quarter Highlights
•
Revenue totaled $329 million in the second quarter, up 2 percent from a year ago. Increased Wireless, DSL, and Data Center and Managed Services revenue more than offset a decline in Wireline voice revenue.

•
Wireless service revenue reached $67 million, up $8 million or 13 percent from the second quarter of 2006.  Operating income of $10 million in the second quarter of 2007 more than doubled compared to the prior year.  The Wireless EBITDA margin continued to expand and reached 27 percent, up 7 points from a year ago.

1

•
In the Technology Solutions segment, operating income of $4 million in the second quarter of 2007 increased 5 percent compared to the prior year.  Adjusted EBITDA increased 15 percent primarily due to the growth of Data Center and Managed Services revenue, which increased 36 percent compared to a year ago. At the end of the second quarter, the company began billing its newly constructed 20,000 square feet of data center capacity.  Total billable capacity now equals 111,000 square feet and is 96 percent utilized.

•	Year-over-year DSL subscriber growth equaled 20 percent and churn remained below 2 percent. DSL penetration of in-territory consumer primary access lines reached 38 percent, up 9 percentage points.
•
On June 18, Cincinnati Bell became the first carrier to commercially launch converged wireless/WiFi service in Greater Cincinnati and Dayton.  Known as CB Home Run, the service provides enhanced in-building mobile phone reception by leveraging the capacity and quality of Cincinnati Bell’s broadband network.

•
Quarterly free cash flow[3] was $38 million, down $14 million from the prior year due primarily to $16 million of capital expenditures related to the construction of additional data center capacity.  Capital expenditures in the quarter equaled $48 million, up $9 million from the second quarter of 2006.  The company used its free cash flow to reduce debt to approximately $1.96 billion.

“Cincinnati Bell delivered another solid quarter,” said Brian Ross, chief financial officer.  “Revenue and EBITDA increased and we continued to generate strong cash flow to reduce debt.  We also continued to invest prudently in data center growth as evidenced by completing and immediately billing new raised floor capacity in the quarter.”

Wireline Segment
The Wireline segment produced quarterly revenue of $204 million, comparable to the second quarter of 2006.  Increased data, long distance and expansion market voice revenue largely offset lower local voice revenue in the company’s traditional operating area.  Operating income totaled $72 million, down $6 million from the second quarter of 2006 primarily due to higher expenses related to growth in expansion markets.  Adjusted EBITDA for the Wireline segment totaled $98 million, down $6 million from a year ago.
Year-over-year total access line loss in the second quarter was 5.4 percent. Expansion market access lines grew 29 percent, which helped to offset the loss of in-territory consumer access lines.
In the second quarter, Cincinnati Bell changed its segment reporting by creating a new Wireline segment and eliminating its Broadband segment, which no longer has operating activity.  The Wireline segment includes results from local, long distance, security monitoring and public payphone services, which the company previously reported in the Local and the Other segments.  The remaining liabilities associated with the former broadband operations are now included in Corporate activities.

2

Wireless Services
Quarterly revenue from the Wireless segment increased 11 percent to $74 million and operating income equaled $10 million, up $6 million from a year ago, primarily due to an $8 million increase in service revenue.  Adjusted EBITDA was $20 million, up $6 million compared with the second quarter of 2006, while adjusted EBITDA margin expanded 7 points to 27 percent.
Postpaid net activations in the quarter were 7,000 compared with 12,000 in the second quarter of 2006, which was when Cincinnati Bell Wireless completed its TDMA network migration.  Continued improvement in network quality and customer value resulted in reduced postpaid churn of 1.5 percent in the second quarter of 2007 compared to 1.6 percent last year.  Quarterly postpaid average revenue per user (ARPU) totaled $47.78.  Prepaid net activations improved by 9,000 and prepaid ARPU of $22.44 increased 8 percent year-over-year driven in part by a 19 percent increase in data ARPU.

Technology Solutions
The Technology Solutions segment produced revenue of $58 million, a decrease of 1 percent from a year ago.  Data Center and Managed Services revenue increased $4 million, a 36 percent increase compared to the second quarter of 2006, and largely offset lower sales of hardware and related equipment.  Operating income totaled $4 million, up 5 percent from a year ago, due to Data Center and Managed Services growth partially offset by increased depreciation to support the expanded data center operations.  Adjusted EBITDA was $6 million, up 15 percent from the second quarter of 2006.
Billable data center capacity increased by 22 percent to 111,000 square feet compared to the end of the first quarter of 2007.  Utilization of billable capacity increased to 96 percent at the end of the second quarter as Cincinnati Bell began billing for its newly commissioned 20,000 square feet of capacity.  Approximately 70,000 square feet of new data center capacity remains under construction.

3

2007 Guidance
Cincinnati Bell confirms its 2007 guidance:

Category	2007 Guidance
Revenue	Approximately $1.3 billion
Adjusted EBITDA[2]	Approximately $465 million
Capital Expenditures	Approximately 19 percent of revenue
Free Cash Flow[3]	Approximately $50 million

Conference Call/Webcast
Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the second quarter of 2007. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (ET) on August 23, 2007. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay reference number is 217375. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes;  and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of August 2, 2007. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

4

Use of Non-GAAP Financial Measures
This press release contains information about net income excluding special items, free cash flow, and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, adjusted EBITDA, and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Net income excluding special items provides a useful measure of operating performance.  Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with adjusted EBITDA as defined by other companies.

3 Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

5

About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.

###

6

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)

(dollars in millions, except per share amounts)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2007	2006	Change	2007	2006	Change

Revenue	$329.1	$323.3	2%	$644.4	$621.6	4%

Costs and expenses
Cost of services and products	145.3	145.5	0%	278.4	273.6	2%
Selling, general and administrative	65.8	61.7	7%	131.3	120.0	9%
Depreciation and amortization	36.8	35.7	3%	73.2	70.1	4%
Shareholder claim settlement	-	-	n/m	-	6.3	n/m
Restructuring charges	0.1	0.1	0%	2.6	0.2	n/m
Gain on sale of broadband assets	-	(2.9)	n/m	-	(2.9)	n/m

Operating income	81.1	83.2	(3%)	158.9	154.3	3%

Minority interest expense	-	-	n/m	-	0.4	n/m
Interest expense	39.0	40.3	(3%)	79.1	79.8	(1%)
Other income, net	(0.2)	(0.1)	100%	(2.2)	(0.2)	n/m

Income before income taxes	42.3	43.0	(2%)	82.0	74.3	10%
Income tax expense	18.1	18.7	(3%)	35.3	35.9	(2%)

Net income	24.2	24.3	0%	46.7	38.4	22%

Preferred stock dividends	2.6	2.6	0%	5.2	5.2	0%

Net income applicable to common shareowners	$21.6	$21.7	0%	$41.5	$33.2	25%

Basic earnings per common share	$0.09	$0.09		$0.17	$0.13

Diluted earnings per common share	$0.08	$0.09		$0.16	$0.13

Weighted average common shares outstanding (millions)
- Basic	247.3	246.8		247.2	246.7
- Diluted	257.6	252.4		256.4	251.9

Cincinnati Bell Inc.
Segment Information
(Unaudited)

(dollars in millions)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2007	2006	Change	2007	2006	Change
Wireline
Revenue
Voice - local service	$110.3	$116.7	(5%)	$223.0	$235.4	(5%)
Data	63.5	58.8	8%	126.0	115.4	9%
Long distance	19.8	18.1	9%	38.5	36.0	7%
Other	10.5	9.8	7%	20.3	18.6	9%

Total revenue	204.1	203.4	0%	407.8	405.4	1%

Operating costs and expenses
Cost of services and products	67.7	63.6	6%	133.1	128.9	3%
Selling, general and administrative	38.4	36.2	6%	76.3	70.8	8%
Depreciation and amortization	26.0	26.0	0%	52.0	52.1	0%
Restructuring charges	-	-	n/m	2.4	-	n/m

Total operating costs and expenses	132.1	125.8	5%	263.8	251.8	5%

Operating income	$72.0	$77.6	(7%)	$144.0	$153.6	(6%)

Wireless
Revenue
Service	$67.4	$59.9	13%	$129.7	$115.2	13%
Equipment	6.1	6.5	(6%)	12.3	13.0	(5%)

Total revenue	73.5	66.4	11%	142.0	128.2	11%

Operating costs and expenses
Cost of services and products	37.4	38.1	(2%)	72.1	74.4	(3%)
Selling, general and administrative	16.5	15.1	9%	33.6	29.4	14%
Depreciation and amortization	9.3	8.7	7%	18.4	16.2	14%

Total operating costs and expenses	63.2	61.9	2%	124.1	120.0	3%

Operating income	$10.3	$4.5	129%	$17.9	$8.2	118%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$39.7	$45.3	(12%)	$72.1	$71.8	0%
Data center and managed services	15.4	11.3	36%	29.8	21.9	36%
Professional services	2.4	1.6	50%	4.1	3.3	24%

Total revenue	57.5	58.2	(1%)	106.0	97.0	9%

Operating costs and expenses
Cost of services and products	45.7	48.0	(5%)	83.6	78.5	6%
Selling, general and administrative	6.3	5.4	17%	13.1	10.6	24%
Depreciation and amortization	1.5	1.0	50%	2.8	1.8	56%

Total operating costs and expenses	53.5	54.4	(2%)	99.5	90.9	9%

Operating income	$4.0	$3.8	5%	$6.5	$6.1	7%

Cincinnati Bell Inc.
Segment Information
(Unaudited)

(dollars in millions)

	Three Months			Six Months
	Ended June 30,		%	Ended June 30,		%
	2007	2006	Change	2007	2006	Change
Revenue
Wireline	$204.1	$203.4	0%	$407.8	$405.4	1%
Wireless	73.5	66.4	11%	142.0	128.2	11%
Technology Solutions	57.5	58.2	(1%)	106.0	97.0	9%
Corporate and eliminations	(6.0)	(4.7)	28%	(11.4)	(9.0)	27%

Total revenue	$329.1	$323.3	2%	$644.4	$621.6	4%

Cost of Services and Products
Wireline	$67.7	$63.6	6%	$133.1	$128.9	3%
Wireless	37.4	38.1	(2%)	72.1	74.4	(3%)
Technology Solutions	45.7	48.0	(5%)	83.6	78.5	6%
Corporate and eliminations	(5.5)	(4.2)	31%	(10.4)	(8.2)	27%

Total cost of services and products	$145.3	$145.5	0%	$278.4	$273.6	2%

Selling, General & Administrative
Wireline	$38.4	$36.2	6%	$76.3	$70.8	8%
Wireless	16.5	15.1	9%	33.6	29.4	14%
Technology Solutions	6.3	5.4	17%	13.1	10.6	24%
Corporate and eliminations	4.6	5.0	(8%)	8.3	9.2	(10%)

Total selling, general & administrative	$65.8	$61.7	7%	$131.3	$120.0	9%

Depreciation and Amortization
Wireline	$26.0	$26.0	0%	$52.0	$52.1	0%
Wireless	9.3	8.7	7%	18.4	16.2	14%
Technology Solutions	1.5	1.0	50%	2.8	1.8	56%
Corporate and eliminations	-	-	n/m	-	-	n/m

Total depreciation and amortization	$36.8	$35.7	3%	$73.2	$70.1	4%

Restructuring, Shareholder Claim Settlement, and
Gain on Sale of Broadband Assets
Wireline	$-	$-	n/m	$2.4	$-	n/m
Wireless	-	-	n/m	-	-	n/m
Technology Solutions	-	-	n/m	-	-	n/m
Corporate and eliminations	0.1	(2.8)	n/m	0.2	3.6	n/m

Total restructuring, shareholder claim settlement, and
gain on sale of broadband assets	$0.1	$(2.8)	n/m	$2.6	$3.6	(28%)

Operating Income
Wireline	$72.0	$77.6	(7%)	$144.0	$153.6	(6%)
Wireless	10.3	4.5	129%	17.9	8.2	118%
Technology Solutions	4.0	3.8	5%	6.5	6.1	7%
Corporate and eliminations	(5.2)	(2.7)	93%	(9.5)	(13.6)	(30%)

Total operating income	$81.1	$83.2	(3%)	$158.9	$154.3	3%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	June 30,	December 31,
	2007	2006
(in thousands)

Local access lines	863.6	887.1
DSL subscribers	211.8	198.3
Custom Connections (Super Bundle) subscribers	182.5	173.2

Postpaid wireless subscribers	383.2	365.8
Prepaid wireless subscribers	172.1	162.3

Total wireless subscribers	555.3	528.1

Consumer long distance lines	388.1	394.8
Business long distance lines	164.2	157.5

Total long distance lines	552.3	552.3

Data Center and Managed Services
Raised Floor (in square feet)	111,000	91,000
Utilization rate	96%	91%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)

	2005				2006				2007
(in thousands)	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Local Access Lines

In-Territory:
Primary Residential	584.2	573.0	563.9	555.7	547.4	536.7	522.5	510.5	499.1	484.8
Secondary Residential	48.9	47.1	45.4	43.9	42.4	40.9	39.2	37.6	36.2	34.9
Business/Other	296.1	294.3	292.9	293.3	290.9	291.3	291.4	288.6	287.6	287.7
Total In-Territory	929.2	914.4	902.2	892.9	880.7	868.9	853.1	836.7	822.9	807.4

Out-of-Territory:
Primary Residential	17.7	18.4	20.5	21.5	22.8	24.8	26.8	28.1	29.4	30.7
Secondary Residential	0.8	0.9	1.0	1.0	1.1	1.1	1.2	1.2	1.2	1.3
Business/Other	12.2	12.8	13.9	15.2	16.3	17.7	19.4	21.0	22.4	24.2
Total Out-of-Territory	30.7	32.1	35.4	37.7	40.2	43.6	47.4	50.3	53.0	56.2

Total Access Lines	959.9	946.5	937.6	930.6	920.9	912.5	900.5	887.0	875.9	863.6

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)

	June 30,	December 31,	Change
(dollars in millions)	2007	2006	$	%

Credit facility, revolver	$-	$-	$-	0%
Credit facility, tranche B term loan	213.0	395.0	(182.0)	(46%)
Accounts receivable securitization facility	75.0	-	75.0	n/m
Cincinnati Bell Telephone notes	230.0	230.0	-	0%
7 1/4% Senior Notes due 2013	496.9	496.9	-	0%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
8 3/8% Senior Subordinated Notes due 2014	626.3	631.5	(5.2)	(1%)
7% Senior Notes due 2015	241.9	245.0	(3.1)	(1%)
Capital leases and other debt	30.3	24.0	6.3	26%
Net unamortized premium	0.7	0.8	(0.1)	(13%)

Total debt	1,964.1	2,073.2	(109.1)	(5%)

Add: Interest rate swap liability	21.8	13.5	8.3	61%
Less: Cash and cash equivalents	(26.7)	(79.4)	52.7	(66%)

Net debt (as defined by the company)	$1,959.2	$2,007.3	$(48.1)	(2%)

Credit facility availability	$246.0	$245.2	$0.8	0%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)

(dollars in millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2007	2006	2007	2006

Cash provided by operating activities	$86.8	$92.4	$155.1	$157.6

Capital expenditures	(48.0)	(39.0)	(90.3)	(74.6)
Acquisition of businesses and remaining minority interest in CBW	-	(3.5)	(4.6)	(86.7)
Other, net	0.6	0.6	0.1	2.0

Cash used in investing activities	(47.4)	(41.9)	(94.8)	(159.3)

Issuance of long-term debt	75.0	-	75.0	-
Increase (decrease) in corporate credit facility, net	-	(48.0)	-	12.0
Repayment of debt	(131.9)	(2.4)	(183.2)	(5.7)
Issuance of common shares - exercise of stock options	2.2	0.1	2.3	0.7
Debt issuance costs	(1.3)	-	(1.3)	-
Preferred stock dividends	(2.6)	(2.6)	(5.2)	(5.2)
Other, net	-	-	(0.6)	0.8

Cash (used in) provided by financing activities	(58.6)	(52.9)	(113.0)	2.6

Net (decrease) increase in cash and cash equivalents	(19.2)	(2.4)	(52.7)	0.9
Cash and cash equivalents at beginning of period	45.9	29.0	79.4	25.7

Cash and cash equivalents at end of period	$26.7	$26.6	$26.7	$26.6

Reconciliation of GAAP Cash Flow to Free Cash Flow (as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(19.2)	$(2.4)	$(52.7)	$0.9
Less adjustments:
Issuance of long-term debt and net change in corporate credit facility	(75.0)	48.0	(75.0)	(12.0)
Repayment of debt	131.9	2.4	183.2	5.7
Acquisition of businesses and remaining minority interest in CBW	-	3.5	4.6	86.7

Free cash flow (as defined by the company)	$37.7	$51.5	$60.1	$81.3

Income tax payments	$3.7	$3.3	$3.8	$3.8

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)

(dollars in millions)

	Three Months Ended June 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$72.0	$10.3	$4.0	$(5.2)	$81.1

Add:
Depreciation and amortization	26.0	9.3	1.5	-	36.8
Restructuring charges	-	-	-	$0.1	0.1

EBITDA (Non-GAAP)	$98.0	$19.6	$5.5	$(5.1)	$118.0

	Three Months Ended June 30, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$77.6	$4.5	$3.8	$(2.7)	$83.2

Add:
Depreciation and amortization	26.0	8.7	1.0	-	35.7
Restructuring and gain on sale of broadband assets	-	-	-	(2.8)	(2.8)

EBITDA (Non-GAAP)	$103.6	$13.2	$4.8	$(5.5)	$116.1

	Six Months Ended June 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$144.0	$17.9	$6.5	$(9.5)	$158.9

Add:
Depreciation and amortization	52.0	18.4	2.8	-	73.2
Restructuring charges	2.4	-	-	0.2	2.6

EBITDA (Non-GAAP)	$198.4	$36.3	$9.3	$(9.3)	$234.7

	Six Months Ended June 30, 2006
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$153.6	$8.2	$6.1	$(13.6)	$154.3

Add:
Depreciation and amortization	52.1	16.2	1.8	-	70.1
Restructuring, shareholder claim settlement and
gain on sale of broadband assets	-	-	-	3.6	3.6

EBITDA (Non-GAAP)	$205.7	$24.4	$7.9	$(10.0)	$228.0

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)
			Three
	Three		Months Ended
	Months Ended		June 30, 2007
	June 30,		Before Special Items
	2007 (GAAP)	Special Items	(Non-GAAP)
		A
Revenue	$329.1	$-	$329.1

Costs and expenses
Cost of services and products	145.3	-	145.3
Selling, general and administrative	65.8	-	65.8
Depreciation and amortization	36.8	-	36.8
Restructuring charges	0.1	-	0.1
Operating income	81.1	-	81.1

Interest expense	39.0	-	39.0
Other income, net	(0.2)	-	(0.2)

Income before income taxes	42.3	-	42.3
Income tax expense	18.1	-	18.1

Net income	24.2	-	24.2

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$21.6	$-	$21.6

Weighted average diluted common shares	257.6	257.6	257.6

Diluted earnings per common share	$0.08	$-	$0.08

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	There were no special items in the second quarter of 2007.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

	(dollars in millions, except per share amounts)	Special Items
					Six
		Six			Months Ended
		Months Ended			June 30, 2007
		June 30,	Restructuring	Dividend From	Before Special Items
		2007 (GAAP)	Charge	Investment	(Non-GAAP)
			A	B
	Revenue	$644.4	$-	$-	$644.4

	Costs and expenses
	Cost of services and products	278.4	-	-	278.4
	Selling, general and administrative	131.3	-	-	131.3
	Depreciation and amortization	73.2	-	-	73.2
	Restructuring charges	2.6	(2.6)	-	-
	Operating income	158.9	2.6	-	161.5

	Interest expense	79.1	-	-	79.1
	Other income, net	(2.2)	-	1.9	(0.3)

	Income before income taxes	82.0	2.6	(1.9)	82.7
	Income tax expense	35.3	1.0	(0.8)	35.5

	Net income	46.7	1.6	(1.1)	47.2

	Preferred stock dividends	5.2	-	-	5.2

	Net income applicable to common shareowners	$41.5	$1.6	$(1.1)	$42.0

	Weighted average diluted common shares	256.4	256.4	256.4	256.4

	Diluted earnings per common share	$0.16	$0.01	$(0.01)	$0.16

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	The Company incurred employee separation expense primarily related to the outsourcing of certain accounting functions and the reduction in workforce of various other administrative functions.

B	One-time dividend received from cost investment.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(dollars in millions, except per share amounts)		Special Items
			Three
	Three	Gain on	Months Ended
	Months Ended	Sale of	June 30, 2006
	June 30,	Broadband	Before Special Items
	2006 (GAAP)	Assets	(Non-GAAP)
		A
Revenue	$323.3	$-	$323.3

Costs and expenses
Cost of services and products	145.5	-	145.5
Selling, general and administrative	61.7	-	61.7
Depreciation and amortization	35.7	-	35.7
Gain on sale of broadband assets	(2.9)	2.9	-
Restructuring charges	0.1	-	0.1
Operating income	83.2	(2.9)	80.3

Interest expense	40.3	-	40.3
Other income, net	(0.1)	-	(0.1)

Income before income taxes	43.0	(2.9)	40.1
Income tax expense	18.7	(1.2)	17.5

Net income	24.3	(1.7)	22.6

Preferred stock dividends	2.6	-	2.6

Net income applicable to common shareowners	$21.7	$(1.7)	$20.0

Weighted average diluted common shares	252.4	252.4	252.4

Diluted earnings per common share	$0.09	$(0.01)	$0.08

Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale of broadband assets due to expiration of certain indemnifications that were previously reserved.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

	(dollars in millions, except per share amounts)		Special Items
						Six
		Six	Gain on			Months Ended
		Months Ended	Sale of	Shareholder	Income	June 30, 2006
		June 30,	Broadband	Claim	Tax	Before Special Items
		2006 (GAAP)	Assets	Settlement	Expense	(Non-GAAP)
			A	B	C
	Revenue	$621.6	$-	$-	$-	$621.6

	Costs and expenses
	Cost of services and products	273.6	-	-	-	273.6
	Selling, general and administrative	120.0	-	-	-	120.0
	Depreciation and amortization	70.1	-	-	-	70.1
	Shareholder claim settlement	6.3	-	(6.3)	-	-
	Gain on sale of broadband assets	(2.9)	2.9	-	-	-
	Restructuring charges	0.2	-	-	-	0.2
	Operating income	154.3	(2.9)	6.3	-	157.7

	Minority interest expense	0.4	-	-	-	0.4
	Interest expense	79.8	-	-	-	79.8
	Other income, net	(0.2)	-	-	-	(0.2)

	Income before income taxes	74.3	(2.9)	6.3	-	77.7
	Income tax expense	35.9	(1.2)	2.5	(3.6)	33.6

	Net income	38.4	(1.7)	3.8	3.6	44.1

	Preferred stock dividends	5.2	-	-	-	5.2

	Net income applicable to common shareowners	$33.2	$(1.7)	$3.8	$3.6	$38.9

	Weighted average diluted common shares	251.9	251.9	251.9	251.9	251.9

	Diluted earnings per common share	$0.13	$(0.01)	$0.02	$0.01	$0.15

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Gain on sale of broadband assets due to expiration of certain indemnifications that were previously reserved.

B	Reserve of $6.3 million recorded for settlement of a shareholder claim.

C	Kentucky net operating loss carry-forward write-off due to regulations issued in the first quarter of 2006.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)

	(dollars in millions)

		2007
	Consolidated 2007 Operating Income (GAAP) Guidance	$311

	Add:
	Depreciation and amortization	$151
	Restructuring charges	$3

	Consolidated 2007 Adjusted EBITDA Guidance	$465